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                                                                     EXHIBIT 3.2

                                State of Delaware

                          Office of Secretary of State



                  I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF EDISON PLASTICS INTERNATIONAL INC. FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 1984, AT 2 O'CLOCK P.M.


                                             /s/ Glenn C. Kenton
                                             Glenn C. Kenton, Secretary of State

                                                  AUTHENTICATION:   10404245
                                                          DATE:   12/21/1984
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                          CERTIFICATE OF INCORPORATION

                                       OF

                       EDISON PLASTICS INTERNATIONAL INC.

                                      *****

         1. The name of the corporation is

                       EDISON PLASTICS INTERNATIONAL INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

                  To import, export, buy, sell, and generally deal in and with goods, wares, merchandise, commodities, articles of commerce, and property of every kind and description, and to do such things and exercise such powers as shall be necessary or convenient in the conduct of a general export and import business. To carry on the business of processors, merchants, traders, wholesalers, retailers, distributors, agents, service agents, clearing agents, factors, and brokers, and to process, service, clear, license, import, export, buy, sell, exchange, pledge, make advances upon, or otherwise deal in and with, goods, wares and merchandise.

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of Common stock which the corporation shall have authority to issue is five hundred (500); all of such shares shall be without par value.

         5. The name and mailing address of each incorporator is as follows:

                  NAME                                 MAILING ADDRESS
                  ----                                 ---------------
             D.A. Hampton                         Corporation Trust Center
                                                  1209 Orange Street
                                                  Wilmington, Delaware 19801

             S.M. Fraticelli                      Corporation Trust Center
                                                  1209 Orange Street
                                                  Wilmington, Delaware 19801

             S.J. Eppard                          Corporation Trust Center
                                                  1209 Orange Street
                                                  Wilmington, Delaware 19801

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         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 21st day of December, 1984.


                                                     /s/ D.A. Hampton
                                                     D.A. Hampton


                                                     /s/ S.M. Fraticelli
                                                     S.M. Fraticelli


                                                     /s/ S.J. Eppard
                                                     S.J. Eppard

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